EXHIBIT 99.1

                      NEW BRUNSWICK SCIENTIFIC CO., INC.
         P.O. Box 4005 - 44 Talmadge Road - Edison, NJ 08818-4005 U.S.A.




INVESTOR CONTACTS:

Thomas Bocchino                        Matthew J. Dennis, CFA
Vice President,                        NBS Investor Relations
   Finance and Treasurer               Clear Perspective
New Brunswick Scientific Co., Inc.        Group, LLC
732.650.2500                           732.226.3030
tbocchino@nbsc.com                     mdennis@cpg-llc.com
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                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


          NEW BRUNSWICK SCIENTIFIC CO-FOUNDER DAVID FREEDMAN TO RETIRE

             PRESIDENT AND COO ORCUTT TO ASSUME CHIEF EXECUTIVE ROLE


EDISON, NEW JERSEY, DECEMBER 13, 2006-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), today announced that Chairman and Chief Executive Officer David Freedman will retire as chief executive officer of the company effective December 31, 2006. Mr. Freedman will continue to serve as non-executive chairman of the NBS Board of Directors. James T. Orcutt, who will retain his title as president, has been named successor to Freedman as CEO.

"This was a very personal decision for me," Freedman said. "In 1946, my brother Sigmund and I founded New Brunswick Scientific, and it has been a labor of love for me ever since.

"As difficult as this choice has been," he continued, "I am gratified that NBS has someone as well regarded and experienced as Jim to assume the added responsibilities of chief executive and lead the company forward. He has done an exceptional job since becoming president more than six years ago. With this next step in our leadership succession plan, I believe that NBS is positioned well for continued success."

Commenting on the retirement, Orcutt said, "I believe I speak for everyone at New Brunswick Scientific when I say that we all admire David and are grateful for his tireless contributions to the success of NBS over the years.

"It is impossible to condense a lifetime of service and dedication into just a few words," he continued, suggesting that perhaps the scope of Freedman's contributions could best be illustrated by the historical role NBS has played in the development of emerging therapies and technologies.

"Under David's guidance, New Brunswick Scientific introduced the biological shaker more than half a century ago to aid in the development of the antibiotic streptomycin. Most recently, our equipment has been chosen to produce the world's first commercially licensed gene therapy drug. Certainly, without David's vision, NBS would not be the renowned industry vanguard it is today. We look forward to his continued counsel as chairman and wish him a long and healthy retirement."

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ABOUT NEW BRUNSWICK SCIENTIFIC
New Brunswick Scientific Co., Inc., is a leading global innovator providing a comprehensive line of equipment and instrumentation for the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, environmental research and commercial products. Established in 1946, the Company is headquartered in Edison, New Jersey, with sales and distribution facilities located in the United States, Europe and Asia. For more information, please visit www.nbsc.com .
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This  document  contains  "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements include a number of risks and uncertainties, which are detailed in Part I, Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2005, and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.